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                  SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C.  20549

                               Form 8-K

                            CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 4, 2003

                   NEW ENGLAND BUSINESS SERVICE, INC.
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          (Exact name of registrant as specified in its charter)

Delaware                          1-11427           04-2942374
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(State or other jurisdiction   (Commission            (IRS Employer
 of incorporation)              File Number)    Identification No.)

        500 Main Street, Groton, MA                     01471
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    (Address of principal executive offices)          (ZIP Code)

Registrant's telephone number, including area code:  (978) 448-6111
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Item 9.  Regulation FD Disclosure.
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New England Business Service, Inc. (the "Company") announced that Robert J.
Murray, Chairman and Chief Executive Officer of the Company, has adopted a prearranged trading plan in accordance with Securities and Exchange Commission Rule 10b5-1.

Rule 10b5-1 permits officers and directors of public companies to adopt predetermined plans for selling specified amounts of stock. The plans may be entered into only when the director or officer is not in possession of material non-public information, and may be used to gradually diversify investment portfolios and to minimize the market effect of stock sales by spreading them out over an extended period of time.

Mr. Murray beneficially owns 813,039 shares of the Company's common stock, and under the terms of the plan, he has directed a broker unaffiliated with the Company to sell up to 309,338 shares subject to stock options, at specified intervals and subject to certain conditions, over the next 24 months. Mr. Murray informed the Company that he is adopting this Rule 10b5-1 trading plan on the recommendation of his advisors as a way of achieving prudent diversification, and that he currently expects, upon completion of the plan, to retain significant ownership in the Company's shares.

Except as may be required by law, the Company does not undertake to report plans by other officers or directors of the Company or to report modifications, terminations, transactions or other activities under Mr. Murray's plan or the plan of any other officer or director of the Company.

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                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      NEW ENGLAND BUSINESS SERVICE, INC.
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                                                (Registrant)

November 4, 2003                            DANIEL M. JUNIUS
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    Date                                    Daniel M. Junius
                                            Executive Vice President, Chief
                                            Financial Officer and Treasurer